Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-160715) on Form S-3 and Form S-8 (No. 333-159074) of F&M Bank Corp. and subsidiaries of our report, dated March 28, 2017 relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of F&M Bank Corp. and subsidiaries for the year ended December 31, 2016.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 28, 2017